Exhibit 99.2

COFFEYVILLE RESOURCES, LLC COMMENCES

CASH TENDER OFFER AND CONSENT SOLICITATION FOR 9% FIRST LIEN SENIOR

SECURED NOTES DUE 2015

SUGAR LAND, Texas (October 9, 2012) — CVR Energy, Inc. (NYSE: CVI) announced today that it has commenced a tender offer (the “Tender Offer”) through its wholly-owned subsidiary, Coffeyville Resources, LLC (“CRLLC”), to purchase for cash any and all of CRLLC’s outstanding 9% first lien senior secured notes due 2015 (the “Notes”). In conjunction with the Tender Offer, CRLLC is soliciting (the “Solicitation”) consents (the “Consents”) to certain proposed amendments to the indenture governing the Notes (as amended and supplemented from time to time, the “Indenture”) to eliminate most of the covenants, certain events of default applicable to the Notes and certain other provisions contained in the Indenture (the “Proposed Amendments”).

The following table summarizes the material pricing terms for the Tender Offer and Solicitation for each $1,000 principal amount of Notes:

CUSIP/ISIN Nos.	Outstanding Principal Amount	Title of Security	Consent Expiration	Tender Offer Consideration*	Consent Payment	Total Consideration*
19190AAA5/ US19190AAA51 U19242AA1/ USU19242AA17	$447,050,000	9% First Lien Senior Secured Notes due 2015	October 22, 2012	$1,042	$30	$1,072

*	Plus accrued and unpaid interest from the last interest payment date up to, but not including, the applicable settlement date.

Holders that validly tender Notes prior to 5:00 P.M., New York City time, on October 22, 2012, unless such time is extended or earlier terminated by CRLLC (the “Consent Expiration”), and accepted for purchase, will be eligible to receive the total consideration of $1,072 per $1,000 principal amount of Notes tendered, which includes $1,042 as the tender offer consideration (the “Tender Offer Consideration”) and $30 as a consent payment (the “Consent Payment”), on the initial settlement date, which will occur promptly following the Consent Expiration and is expected to be October 23, 2012. Holders who validly tender Notes after the Consent Expiration and prior to 11:59 p.m., New York City time, on November 5, 2012, unless extended or earlier terminated by CRLLC in its sole discretion (the “Expiration Time”), will be eligible to receive the Tender Offer Consideration, but not the Consent Payment, on the final settlement date, which will occur promptly following the Expiration Time and is expected to be November 6, 2012. Accrued interest up to, but not including, the applicable payment date of the Notes will be paid in cash on all validly tendered (and not validly withdrawn) and accepted Notes.

The Tender Offer is scheduled to expire at the Expiration Time. Validly tendered Notes may be withdrawn at any time on or prior to 5:00 P.M., New York City time, on October 22, 2012, unless extended by CRLLC (the “Withdrawal Deadline”). Any tender of Notes pursuant to the Tender Offer may be validly withdrawn and the corresponding Consents may be validly revoked at any time prior to the Withdrawal Deadline, but not thereafter unless required by law. Holders may not tender their Notes in the Tender Offer without delivering their Consents to the Proposed Amendments, and holders may not deliver their Consents to the Proposed Amendments without tendering their Notes pursuant to the Tender Offer.

CRLLC expects to fund the purchase of the Notes tendered from proceeds received in a new financing transaction. If the Tender Offer is consummated, CRLLC intends to redeem any and all Notes that remain outstanding afterwards in accordance with the Indenture. This press release does not constitute a notice of redemption or an obligation to issue a notice of redemption.

CRLLC’s obligation to accept for payment and pay for any Notes validly tendered (and not validly withdrawn) pursuant to the Tender Offer and to accept any Consents validly delivered (and not validly revoked) in connection with the Solicitation is conditioned upon the satisfaction or waiver of certain conditions, including at least a majority of the outstanding aggregate principal amount of Notes having been validly tendered (and not validly withdrawn) and Consents with respect thereto having been validly delivered (and not validly revoked) pursuant to the Tender Offer and the Solicitation. In addition, the Tender Offer and the Solicitation are each conditioned upon CVR Refining, LLC, a wholly-owned subsidiary of CRLLC, having completed a new financing transaction on terms acceptable to CRLLC.

The complete terms and conditions of the Tender Offer and the Solicitation are set forth in CRLLC’s Offer to Purchase and Consent Solicitation Statement dated October 9, 2012 (the “Offer to Purchase”) that is being sent to holders of the Notes. Holders are urged to read the Offer to Purchase and related documents carefully before making any decision with respect to the Tender Offer and Solicitation. Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related Consents, and if they decide to do so, the principal amount of the Notes to tender.

Holders may obtain copies of the Offer to Purchase and the related Consent and Letter of Transmittal from the Information Agent for the Tender Offer and Solicitation, D.F. King & Co., Inc., at (800) 290-6427 (toll free).

Credit Suisse Securities (USA) LLC is the Dealer Manager and Solicitation Agent for the Tender Offer and Solicitation. Questions regarding the Tender Offer and Solicitation may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 538-2147 (collect).

None of the Company, the Dealer Manager and Solicitation Agent, the Information Agent or any other person makes any recommendation as to whether holders of Notes should tender their Notes or deliver the related Consents, and no one has been authorized to make such a recommendation.

This press release is for informational purposes only and does not constitute an offer to purchase, an offer to sell, a solicitation of an offer to purchase or sell, or a solicitation of consent with respect to any securities.

The Tender Offer and the Solicitation are being made solely pursuant to the Offer to Purchase and the related Consent and Letter of Transmittal. The Tender Offer and Solicitation are not being made to holders of Notes in any jurisdiction in which the making of or acceptance of a tender offer or consent solicitation would not be in compliance with the laws of such jurisdiction.

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About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy, Inc.’s subsidiary and affiliated businesses operate independent refining assets in Coffeyville, Kan. and Wynnewood, Okla. with more than 185,000 barrels per day of processing capacity, a marketing network for supplying high value transportation fuels to customers through tanker trucks and pipeline terminals, and a crude oil gathering system serving Kansas, Oklahoma, western Missouri, southwestern Nebraska and Texas. In addition, CVR Energy subsidiaries own a majority interest in and serve as the general partner of CVR Partners, LP, a producer of ammonia and urea ammonium nitrate, or UAN, fertilizers.

Forward-Looking Statements

This news release contains forward-looking statements, including without limitation including statements related to the Tender Offer and the Solicitation, including the Expiration Time, the Consent Expiration and possible completion of the Tender Offer and Solicitation and a new financing transaction. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These risks and uncertainties may include, but are not limited to, the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2011, and any subsequently filed quarterly reports on Form 10-Q. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof.

For further information, please contact:

Investor Relations:

Jay Finks

CVR Energy, Inc.

281-207-3588

InvestorRelations@CVREnergy.com

Media Relations:

Angie Dasbach

CVR Energy, Inc.

913-982-0482

MediaRelations@CVREnergy.com